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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2004


                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                                 ACE GAMING, LLC
 ------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


         Delaware                       333-110484            54-2131349
         New Jersey                     333-110485            54-2131351
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)                File Number)      Identification Number)

                            c/o Sands Hotel & Casino
                   Indiana Avenue and Brighton Park, 9th Floor
                         Atlantic City, New Jersey 08401
          -------------------------------------------------------------
               (Address of principal executive office) (Zip Code)

        Registrant's telephone number including area code: (609) 441-4633

                                 Not Applicable
                             -----------------------
         (Former name and former address, as changed since last report)



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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
          OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On November 12, 2004, Atlantic Coast Entertainment Holdings, Inc. ("Atlantic") and ACE Gaming, LLC ("ACE"), a wholly-owned subsidiary of Atlantic, entered into a Loan and Security Agreement (the "Loan Agreement"), by and among Atlantic, as borrower, ACE, as guarantor, and Fortress Credit Corp. ("Fortress"), as lender, and certain related ancillary documents, pursuant to which, Fortress agreed to make available to Atlantic a senior secured revolving credit line providing for working capital loans of up to $10 million (the "Loans"), to be used for working capital purposes in the operation of The Sands Hotel and Casino ("The Sands"), located in Atlantic City, New Jersey. The Loan Agreement and the Loans thereunder have been designated by the Board of Directors of Atlantic and the Manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture (the "Indenture"), dated as of July 22, 2004, among Atlantic, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee (the "Trustee")).

The aggregate amount of the Loans shall not exceed $10 million plus interest. All Loans under the Loan Agreement are payable in full by no later than the day immediately prior to the one-year anniversary of the Loan Agreement, or any earlier date on which the Loans are required to be paid in full, by acceleration or otherwise, pursuant to the Loan Agreement.

The outstanding principal balance of the Loan Agreement will accrue interest at a fixed rate to be set monthly which is equal to one month LIBOR (but not less than 1.5%), plus 8% per annum. In addition to interest payable on the principal balance outstanding from time to time under the Loan Agreement, Atlantic is required to pay to Fortress an unused line fee for each preceding three-month period during the term of the Loan Agreement in an amount equal to .35% of the excess of the available commitment over the average outstanding monthly balance during such preceding three-month period.

The Loans are secured by a first lien and security interest on all of Atlantic and ACE's personal property and a first mortgage on The Sands Hotel & Casino. Fortress entered into an Intercreditor Agreement, dated as of November 12, 2004, with the Trustee pursuant to the Loan Agreement. The Liens (as that term defined in the Indenture) of the Trustee on the Collateral (as that term is defined in the Indenture), are subject and inferior to Liens which secure Working Capital Indebtedness such as the Loans.

Fortress may terminate its obligation to advance and declare the unpaid balance of the Loans, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include payment default, covenant defaults, bankruptcy type defaults, attachments, judgments, the occurrence of certain material adverse events, criminal proceedings, and defaults by Atlantic or ACE under certain other agreements.

A copy of the Loan Agreement, the Guaranty to Fortress Credit Corp., dated as of November 12, 2004, among ACE, as guarantor, and Fortress, as lender, and the First Mortgage and Security Agreement, dated November 12, 2004, among ACE as mortgagor, and Fortress, as mortgagee, is attached hereto as Exhibits 10.1, 10.2, and 10.3 respectively and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the attached exhibits.

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ITEM 8.01 OTHER EVENTS

In a joint press release, dated November 18, 2004, Atlantic and ACE announced that, on November 12, 2004, Atlantic, as borrower, and ACE, as guarantor, entered into a senior secured revolving credit line providing for working capital loans of up to $10 million, which shall be used for working capital purposes in the operation of The Sands. The Loan Agreement and the Loans thereunder have been designated by the Board of Directors of Atlantic and the Manager of ACE, as Working Capital Indebtedness (as that term is defined in the Indenture, dated as of July 22, 2004, among Atlantic, as issuer, ACE, as guarantor, and Wells Fargo Bank, National Association, as trustee).

The full text of the joint press release issued by Atlantic and ACE on November 18, 2004 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Description:

10.1* Loan and Security Agreement, dated November 12, 2004, by and among Atlantic, as borrower, ACE, as guarantor, and Fortress, as lender.

10.2* Guaranty to Fortress Credit Corp, dated as of November 12, 2004, among ACE, as guarantor, and Fortress as lender.

10.3* First Mortgage and Security Agreement, dated November 12, 2004, by and among ACE, as mortgagor, and Fortress, as mortgagee,

99.1*    Joint Press Release dated November 18, 2004.

*Filed herewith.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                              ACE GAMING, LLC


Dated: November 18, 2004      By: /s/ Patricia M. Wild
                                  --------------------------------------
                                  Name: Patricia M. Wild
                                  Title: Vice President, General Counsel
                                         and Secretary